Exhibit 4.1

PLEASE SIGN AND FAX TO: 801-266-6587

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(SIGNATURE)

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NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER		SHARES
Advanced
CELL TECHNOLOGY, INC.

AUTHORIZED COMMON STOCK: 100,000,000 SHARES	CUSIP NO. 00752K 10 5
PAR VALUE: $0.001

This Certifies that

Is The Record Holder Of

Shares of ADVANCED CELL TECHNOLOGY, INC. Common Stock transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]
/s/ William M. Caldwell, IV	ADVANCED CELL TECHNOLOGY, INC.	/s/ Michael D. West
SECRETARY	CORPORATE	PRESIDENT
DELAWARE

COUNTERSIGNED & REGISTERED
INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117	COUNTERSIGNED Transfer Agent-Authorized Signature